[depositary legend]

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate to be issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co., or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.]

Registered No.                                 Registered Principal Amount
                                               $


                          NORTHWEST NATURAL GAS COMPANY
                          [FORM OF FIRST MORTGAGE BOND]



CUSIP:                                  Interest Payment Dates:

Issue Date:                             Record Dates:

Interest Rate:                          Redeemable:  Yes___ No___

Maturity Date:                               In Whole:  Yes___ No___

Repayable at Option of Holder:               In Part:  Yes___ No___

     Yes___ No___                       Fixed Redemption Prices:  Yes___ No___

     Repayment Date(s):                      Initial Redemption Date:

     Repayment Price(s):                     Initial Redemption Price:

     Election Period(s):                     Reduction Percentage:

Other Provisions:                            Redemption Limitation Date:

                                        Make-Whole Redemption Price:  Yes___ ___

                                             Make-Whole Spread:

          NORTHWEST NATURAL GAS COMPANY, a corporation of the State of Oregon (hereinafter called the "Company"), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal amount specified above on the Maturity Date specified above, at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public


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


and private debts, and to pay to the registered owner hereof interest thereon from the Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid, at the Interest Rate specified above in like coin or currency at such office or agency on each Interest Payment Date specified above of each year, commencing on the Interest Payment Date next succeeding the Issue Date, until the Company's obligation with respect to the payment of such principal shall have been discharged; provided, however, that if the date of this bond shall be after a record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest shall be payable to such registered holder only from such Interest Payment Date; and provided, further, that [(i) if the Issue Date shall be after a record date with respect to any Interest Payment Date and prior to the corresponding Interest Payment Date, this bond shall bear interest from the Issue Date but payment of interest shall commence on the second Interest Payment Date succeeding the Issue Date, and (ii)] interest payable on the Maturity Date will be payable to the person to whom such principal shall be payable.

          This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, ______________________________, all bonds of all series issued and to be issued under and equally secured (except in so far as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, including the supplemental indenture dated as of _____________, called the Mortgage) dated as of July 1, 1946, executed by Portland Gas & Coke Company (now Northwest Natural Gas Company) to Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) and R.G. Page (Stanley Burg, successor), as Trustees. Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustees in respect thereof, the duties and immunities of the Trustees, the terms and conditions upon which the bonds are and are to be secured, and the circumstances under which additional bonds may be issued. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by the affirmative vote of the holders of at least seventy per centum (70%) in principal amount of the bonds then outstanding under the Mortgage and, if the rights of the holders of one or more, but less than all, series of bonds then outstanding are to be affected, then also by the affirmative vote of the holders of at least seventy per centum (70%) in principal amount of the bonds then outstanding of each series of bonds so to be affected (excluding in any case bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that, without the consent of the holder hereof, no such modification or alteration shall, among other things, impair or affect the right of the holder to receive payment of the principal of (and premium, if any) and interest on this bond, on or after the respective due dates expressed herein, or permit the creation of any lien equal or prior to the lien of the Mortgage or deprive the holder of the benefit of a lien on the mortgaged and pledged property. The Company has the right, without any consent or other action by the holders of any series of bonds (including this series), to amend the Mortgage so as to change seventy per centum (70%) in the foregoing sentence to sixty-six and two-thirds per centum (66-2/3%).


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


          The principal hereof may be declared or may become due prior to the Maturity Date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a default as in the Mortgage provided.

          The transfer of this bond may be registered as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender for cancellation of this bond, together with a written instrument of transfer wherever required by the Company duly executed by the registered owner or by his duly authorized attorney, and, thereupon, a new fully registered bond of the same series for a like principal amount and having the same Issue Date, Maturity Date and redemption provisions, if any, and bearing interest at the same rate, will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustees may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.

          In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations which have the same Issue Date, Maturity Date and redemption provisions, if any, and which bear interest at the same rate.

          [Redemption provisions, if any will be inserted]

          No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

          This bond shall not become obligatory until Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), the Corporate Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.


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


          IN WITNESS WHEREOF, NORTHWEST NATURAL GAS COMPANY has caused this bond to be signed in its corporate name by its President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof.

Dated:

                                         NORTHWEST NATURAL GAS COMPANY

Attest:

                              [SEAL]     By___________________________
                                              Senior Vice President
___________________________
Secretary

          This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.

                                         DEUTSCHE BANK TRUST COMPANY
                                         AMERICAS,
                                         (New York)

                                         Corporate Trustee


                                         By___________________________
                                               Authorized Officer


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


          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________         _______________________________________
[please insert social security                         [name and address of
or other identifying                             transferee must be printed
number of assignee]                                         or typewritten]

________________________________________________________________________________

________________________________________________________________________________


the within bond of NORTHWEST NATURAL GAS COMPANY and does hereby irrevocably constitute and appoint

________________________________________________________________________________

________________________________________________________________________________


attorney, to transfer said bond on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated: __________                        _______________________________________


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


                            OPTION TO ELECT REPAYMENT

     PLEASE TAKE NOTICE that the registered owners of this bond elect to cause $______________ in principal amount of this bond to be repaid on _________ (a Repayment Date specified on this bond) at the Repayment Price specified on this bond, plus accrued interest to the Repayment Date.

     If payment by check is desired, give name and mailing address of the registered owner:

________________________________________________________________________________

________________________________________________________________________________


     If payment by wire transfer is desired, provide the following information:

________________________________________________________________________________

________________________________________________________________________________


(name of registered owner, account number, ABA number, name and address of bank)

Dated:____________     _________________________________________________________
                       Signature of registered owners or duly authorized agent or attorney

(If an agent or attorney signs, attach the power of attorney or other proof of appointment or authority. All signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Corporate Trustee, which requirements include membership or participation in the Securities Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Corporate Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended. Addresses and account information must be printed or typewritten.)


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